EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.: 59018YT68	PRINCIPAL AMOUNT:
2,906 Units, $1,000 principal amount per Unit ($2,906,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

MEDIUM-TERM NOTES, SERIES C

100% Principal Protected Strategic Accelerated Redemption Securities®

(the “Notes”)

ORIGINAL ISSUE DATE: December 5, 2008	STATED MATURITY: December 1, 2010	MARKET MEASURE: 2-Year U.S. Dollar Constant Maturity Swap Rate

CALL LEVEL: 2.2500% on each Observation Date	CALL PREMIUM: 10% per Unit per annum	OBSERVATION DATE(S): December 7, 2009 (the “First Observation Date”); June 7, 2010 (the “Second Observation Date”); November 23, 2010 (the “Final Observation Date”)

CALL AMOUNTS (per Unit): $1,100 if called on the First Observation Date; $1,150 if called on the Second Observation Date; $1,200 if called on the Final Observation Date	REFERENCE PAGE: Reuters Group PLC on page ISDAFIX3, or any substitute page thereto	FIXING TIME: Approximately 11:00 a.m., New York City time

CALCULATION AGENT: Merrill Lynch Capital Services, Inc.	DEFAULT RATE: The then current Federal Funds Rate (as defined below), reset daily	SPECIFIED CURRENCY: United States dollar

DENOMINATIONS: Integral multiples of $1,000 principal amount (each, a “Unit”)

BANKING BUSINESS DAY:

Any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

BUSINESS DAY:

Any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

OTHER PROVISIONS:

Not applicable

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the payment described below on the Stated Maturity or upon an automatic call (as set forth below).

Payment or delivery of the amount due on this Global Note and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

Automatic Call

This Global Note shall be automatically called and subject to mandatory redemption if the level of the Market Measure on any Observation Date is less than or equal to the applicable Call Level. If this Global Note is called pursuant to the preceding sentence, the Holder shall receive the Call Amount per Unit applicable to such Observation Date.

If this Global Note is automatically called on an Observation Date other than the Final Observation Date, the Company shall redeem this Global Note and pay the applicable Call Amount on the fifth Banking Business Day following the applicable Observation Date, subject to postponement as described below. If this Global Note is called on the Final Observation Date, the Company shall redeem this Global Note and pay the Call Amount on the Stated Maturity.

If an Observation Date (other than the Final Observation Date) is not a Business Day, the applicable Observation Date shall be the immediately succeeding scheduled Business Day; provided that if such date is not a Business Day, the Calculation Agent shall determine (or, if not determinable, estimate, in a manner which is considered commercially reasonable under the circumstances) the level of the Market Measure on such scheduled Business Day.

If the Final Observation Date is not a Business Day, the Final Observation Date shall be the immediately succeeding Business Day; provided that the level of the Market Measure shall be determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances) on a date no later than the second scheduled Business Day prior to the Stated Maturity.

If an Observation Date (other than the Final Observation Date) is postponed so that it falls fewer than five Banking Business Days prior to the scheduled date for payment of the applicable Call Amount, the date on which the Call Amount for such Observation Date shall be paid, if any, shall be the fifth Banking Business Day following the Observation Date as postponed.

If, on any Business Day, the level of the Market Measure is not quoted on applicable Reference Page, then the level of the Market Measure shall be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by three banks chosen by the Calculation Agent at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on the basis of a 360-day year consisting of twelve 30-day months, of a fixed for floating U.S. dollar interest rate swap transaction with a term equal to 2 years, commencing on the applicable date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on the actual number of days in a 360-day year, is equivalent to USD-LIBOR-BBA, as quoted on Reuters page LIBOR01 at 11:00 a.m., New York City time, with a designated maturity of three months. The Calculation Agent shall request the principal New York City office of each of the three banks chosen by the Calculation Agent to provide a quotation of its rate. If at least three quotations are provided, the rate for the relevant date shall be the arithmetic mean of the quotations. If two quotations are provided, the rate for the relevant date shall be the arithmetic mean of the two quotations. If only one quotation is provided, the rate for the relevant date shall equal that one quotation. If no quotations are available, then the level of the Market Measure shall be the rates the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 11:00 a.m., New York City time, on the relevant date.

Payment on the Stated Maturity

If this Global Note is not called on any Observation Date, on the Stated Maturity, a Holder shall receive a cash payment per Unit equal to $1,000.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, and designated as 100% Principal Protected Strategic Accelerated Redemption Securities® which are due on the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note has occurred and is continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit of this Global Note, shall be calculated as though the date of acceleration were the Stated Maturity and as though the Final Observation Date were five Business Days prior to the date of acceleration.

In case of default in payment of this Global Note, whether on the Stated Maturity, as a result of an automatic call or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

“Federal Funds Rate” means:

(1)	the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)

if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The

City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4)	if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay with respect to each Unit hereof the cash payment with respect to each Unit of this Global Note, as specified above and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations, of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder or beneficial owner (by acceptance hereof) hereby agree to characterize and treat this Global Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation Section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this characterization and tax treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization or tax treatment of the Notes.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 5, 2008

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York Mellon, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) _________________________________________________________________________________________

_________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

_________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                               attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	________________________________________________________________________________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.